SECURITIES AND EXHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      March 31, 2003

MID-ATLANTIC REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12286	52-1832411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 West Ridgely Road, Suite 210, Lutherville, MD 21093
(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (410) 684-2000

Not Applicable
(Former Name or Former Address, if changed since last Report)

ITEM 7.              FINANCIAL STATEMENTS AND EXHIBITS

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits. The following exhibits are filed with this report:

Number	Exhibit
99.1	March 31, 2003 Selected Financial Information
99.2	Press Release, dated April 30, 2003, of Mid-Atlantic Realty Trust

ITEM 9.              REGULATION FD DISCLOSURE

The information set forth under this “Item 9. Regulation FD Disclosure” is furnished under said Item 9 and also under “Item 12. Results of Operations and Financial Condition” in accordance with Securities Exchange Commission Release No. 33-8216.  Mid-Atlantic Realty Trust is furnishing the March 31, 2003 Selected Financial Information as Exhibit 99.1 of this current report, which is attached hereto and incorporated herein by reference.   On April 30, 2003, the March 31, 2003 Selected Financial Information will be presented to current and prospective stockholders and other persons and institutions who may be interested in Mid-Atlantic Realty Trust and its business, finances or entities.

On April 30, 2003, Mid-Atlantic Realty Trust (the “Company”) reported its results for the quarter ended March 31, 2003.  The Company’s earnings release is furnished as Exhibit 99.2 of this current report, which is attached hereto and is incorporated herein by reference.

The information contained in this Item 9 (whether or not furnished pursuant to Item 12) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  Furnishing this current report on Form 8-K does not constitute an admission by the Company as to the materiality of any information contained in this current report that is required to be disclosed solely to satisfy the requirements of Regulation FD or Item 12.

In the March 31, 2003 Selected Financial Information and the earnings release, the Company used the non-GAAP financial measure of Funds from Operations (“FFO”).  A reconciliation of FFO to the comparable GAAP financial measure is contained in the March 31, 2003 Selected Financial Information and the attached earnings release.  Disclosure regarding the definition of FFO used by the Company and why the Company’s management believes the presentation of FFO provides useful information to investors included in the Company’s annual report of Form 10-K for the fiscal year ended December 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-ATLANTIC REALTY TRUST AND SUBSIDIARIES
(Registrant)

Date:	04/30/03	/s/ F. Patrick Hughes
F. Patrick Hughes
President and Chief Executive Officer

Date:	04/30/03	/s/ Deborah R. Cheek
Deborah R. Cheek
Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	March 31, 2003 Selected Financial Information
99.2	Press Release, dated April 30, 2003, of Mid-Atlantic Realty Trust